Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Percentage ownership		Country of incorporation
Sasol Technology (Pty) Ltd	Engineering services, research and development and technology transfer	100		South Africa
Sasol New Energy Holdings (Pty) Ltd	Developing lower-carbon energy solutions	100		South Africa
Alexandria Wax Products Co	Sales and marketing of wax products	51		Egypt
Sasol Mining (Pty) Ltd	Coal mining activities	89,8	(1)	South Africa
Sasol Mining Holdings (Pty) Ltd	Holding company for the group’s mining interests	100		South Africa
Sasol Financing (Pty) Ltd	Management of cash resources, investment and procurement of loans (for South African operations)	100		South Africa
Sasol Investment Company (Pty) Ltd	Holding company for foreign investments	100		South Africa
Sasol South Africa (Pty) Ltd	Integrated petrochemicals and energy company.	100		South Africa
Sasol Oil (Pty) Ltd	Marketing of fuels and lubricants	75		South Africa
Sasol Chemical Holdings International (Pty) Ltd	Investment in the Sasol Chemie group	100		South Africa
Sasol UK Limited	Marketing and distribution of chemical products	100		United Kingdom
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	100		Hong Kong
Sasol Gas (Pty) Ltd	Marketing, distribution and transportation of pipeline gas and the maintenance of pipelines used to transport gas	100		South Africa
Sasol Oil International Limited	Buying and selling of crude oil	75	(2)	Isle of Man
Sasol Africa (Pty) Ltd	Exploration, development, production, marketing and distribution of natural oil and gas and associated products	100		South Africa
Sasol Canada Exploration and Production Limited	General partner in, and management of, the Sasol Canada Exploration and Production Limited Partnership which holds Sasol’s upstream interests in the Sasol Progress Energy Canada Ltd partnership in Canada	100		Canada
Sasol Canada Holdings Limited	Exploration, development, production, marketing and distribution of natural oil and gas and associated products in Canada	100		Canada
Sasol Middle East and India (Pty) Ltd	Develop and implement international GTL and CTL ventures	100		South Africa
Sasol Wax International GmbH	Holding company for Sasol Wax operations (outside South Africa)	100		Germany
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	100		Germany
National Petroleum Refiners of South Africa (Pty) Ltd	Refining crude oil	47,73	(2)	South Africa
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Performance Chemicals GmbH	100		Germany
Sasol Germany GmbH	Production, marketing and distribution of chemical products	100		Germany
Sasol Solvents Germany GmbH	Production and marketing of solvents	100		Germany
Sasol Italy SpA	Trading and transportation of oil products, petrochemicals and chemical products and derivatives	99,9		Italy
Sasol Holdings (USA) (Pty) Ltd	Holding company for the group’s interests in the United States	100		South Africa
Sasol Chemicals (USA) LLC	Production, marketing and distribution of chemical products	100		United States
Sasol Holdings (Asia Pacific) (Pty) Ltd	Holding company for the group’s Asia Pacific investments	100		South Africa
Sasol European Holdings Limited	Holding company for the group’s European holdings (excl. Germany)	100		United Kingdom
Sasol Financing International Limited	Management of cash resources, investments and procurement of loans (for our foreign operations)	100		South Africa
Sasol (USA) Corporation	Holds and manages our interests and operations in the United States	100		United States

(1)         This represents our effective holding through Sasol Mining Holdings (Pty) Ltd.

(2)         This represents our effective holding through our 75% interest in Sasol Oil (Pty) Ltd.

INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Country of incorporation	Interest %
Chevron Sasol EGTL Limited	Investment activities in relation to the Escravos gas-to-liquids project	Bermuda	10
Ixia Coal (Pty) Ltd	Investment activities Sasol Mining	South Africa	49
ORYX GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Petronas Chemicals LDPE Sdn Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40
Sasol Chevron Holdings Limited	Marketing of Escravos GTL products	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Manufacturing of chemical products	Germany	50
Kubu Energy Resources (Pty) Ltd.	Coal bed methane exploration	Botswana	50
Sasol Chevron Nigeria Limited	Personal, technical services and training to the Escravos GTL facility in Nigeria	Nigeria	50
Sasol Dyno Nobel (Pty) Ltd	Manufacturing and distribution of explosives	South Africa	50
Petromoc E Sasol SARL	Retail and commercial marketing of liquid fuels; petrol, diesel, illuminating paraffin, liquefied petroleum gas (LPG), fuel oil and lubricants in Mozambique	Mozambique	49
Strategic Energy Technology Systems Private Limited	Prospecting, exploration, production, exploitation of mineral oil, petroleum, oil, gas and other similar or allied substances	India	50
Central Termica de Ressano Garcia (CTRG SA)	ommercializationProduction, generation, transport and commercialization of electrical energy, including export, construction operation and management of a power plant	Mozambique	49
Sasol Wilmar Alcohol Industries (Lianyungang) Co Ltd	Development, production, sale and distribution of oleochemical based alcohol, surfactant, auxiliaries, petroleum additives, leather chemicals, water treatment auxiliaries, etc	China	50
Gemini HDPE LLC	Construction of the high-density polyethylene plant	USA	50
Republic of Mozambique Pipeline Investments Company (Pty) Ltd (ROMPCO)	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	South Africa	50